EXHIBIT (23)

Consent of Independent Registered Public Accounting Firm

CONSENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM
We consent to the incorporation by reference in the following registration statements of our reports dated August 4, 2026, relating to the consolidated financial statements of The Procter & Gamble Company and the effectiveness of The Procter & Gamble Company’s internal control over financial reporting, appearing in this Annual Report on Form 10-K for the year ended June 30, 2026:

Form S-8	Form S-8	Form S-3
No. 33-49289	No. 333-108999	No. 333-275068
No. 33-47656	No. 333-111304	No. 333-275069
No. 33-50273	No. 333-128859	No. 333-275071
No. 33-51469	No. 333-143801
No. 333-14381	No. 333-155046
No. 333-21783	No. 333-161725
No. 333-37905	No. 333-164612
No. 333-51213	No. 333-192841
No. 333-51219	No. 333-208407
No. 333-51221	No. 333-208408
No. 333-34606	No. 333-208409
No. 333-44034	No. 333-208410
No. 333-47132	No. 333-208411
No. 333-75030	No. 333-208412
No. 333-100561	No. 333-234131
No. 333-108991	No. 333-199592
No. 333-108993	No. 333-270100
No. 333-108994	No. 333-278655
No. 333-108995	No. 333-278656
No. 333-108997	No. 333-280237
No. 333-108998	No. 333-280851
No. 333-291147

/s/ Deloitte & Touche LLP

Cincinnati, Ohio

August 4, 2026